UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
__________________

May 1, 2006

BSI2000, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-28287	88-0418749
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12600 West Colfax Avenue, Suite B-410 Lakewood, Colorado	80215
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(303) 231-9095

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The following recent events have occurred which have prompted BSI2000, Inc., a Delaware corporation (“BSI” or the “Company”), to file this Current Report on Form 8-K:

1. Insufficient Cash on Hand and Available Capital to Continue Operations. As of the date hereof, the Company currently has less than $1,000 of cash on hand and has insufficient available capital to continue operations. While BSI is attempting to secure additional capital from Cornell Capital Partners, LP (“Cornell”) as described below, there is no assurance that it will be able to secure such capital or, if it does secure such capital, that it will be sufficient to fund the Company’s ongoing operations. The Company’s failure to have adequate capital to continue operations has resulted in the occurrence of the negative events described below over the past several weeks. If the Company is unable to secure additional adequate funding from Cornell or otherwise within the next few weeks, BSI anticipates that it will either voluntarily file a petition for bankruptcy or its creditors will file an involuntary petition for bankruptcy as described below.

2. Resignation of Consultant-CFO and Certain Employees. Effective May 5, 2006, Terry Dreiling, who had been engaged as an outside consultant to provide the Company with interim CFO services, resigned from said position for personal reasons. No replacement CFO has been retained or hired by BSI as of the date hereof. Additionally, as of the date hereof, almost all of the Company’s employees have resigned for failure to be paid amounts owed to them. As of the date hereof, the Company has only five employees, and has no ability to pay such persons at the present time. If the Company is unable to pay such persons within the next several days, it anticipates that all such persons will resign from BSI.

3. Failure to Make Payroll. While the Company made payroll two weeks ago, as of the date hereof, the Company currently owes certain current and former employees of BSI five payroll checks. The total estimated amount owed such persons is $160,000 as of May 15, 2006. If the Company is unable to pay these past due amounts, these persons may seek legal remedies against the Company, including the filing of lawsuits. As of the date hereof, at least one former employee has threatened to sue the Company for failure to pay him monies owed for his services.

4. Default under MAXX-NET Agreement. As of May 1, 2006, the Company has been in default under that certain Note and Security Agreement (both terms hereinafter defined) issued by the Company to the New Sytron, Inc., a Colorado corporation (“NSI”), on or about August 25, 2005, in connection with that certain Assignment of Intellectual Property Rights Agreement (the “Assignment”) and related Security Agreement (the “Security Agreement”) by and between BSI and NSI, pursuant to which the Company purchased all right, title and interest in and to the access control system commonly known as “MAXX-NET” (the “MAXX-Net System”) and all variations thereof and related assets thereto owned by NSI (collectively, the “Assets”). As consideration for the purchase of the Assets, the Company: (a) paid $150,000 to NSI, (b) issued NSI a 6%, 48-month secured promissory note (the “Note”) in the principal amount of $500,000, and (c) issued NSI a warrant (the “Warrant”) to purchase 1,000,000 shares of the Company’s common stock, par value $0.001 per share, at an exercise price of $0.05 per share.

The obligations of the Company to NSI under the Note and the Security Agreement are secured by a first security interest and lien on: (i) the Assets, (ii) any contracts existing between the Company and any customers relating to the MAXX-Net System, and (iii) any accounts receivable owing to the Company from any customers in connection with the MAXX-Net System, all granted pursuant to the Security Agreement.

The default under the Note and Security Agreement is due to the Company’s failure to make $12,000 of required interest payment under the Note when due and BSI’s continued failure to cure such default in a timely manner. Under the terms of the Security Agreement, upon the occurrence of an Event of Default, NSI may, at its option, terminate the Assignment and take possession of the Assets. As of the date hereof, the Company has been informed by NSI that it intends to exercise such right.

5. Expected Failure to Fulfill DIA Purchase Order. Due to the Company’s lack of adequate cash on hand and available capital, BSI anticipates that it will be unable to fulfill a previously unannounced $153,000 purchase order placed by Denver International Airport (“DIA”) in May, 2006, which provides that the Company must deliver electronic boards by June, 2006. If the Company does not secure additional financing by said date, it will be unable to fulfill the DIA order and at such time, DIA may terminate its purchase order without penalty.

6. Failure to Fulfill State of Colorado Purchase Order. Due to the Company’s lack of adequate cash on hand and available capital, BSI was unable to fulfill the terms of a $18,000 purchase order placed by the State of Colorado in February, 2006, which order provided that the Company had to deliver a MAXXNET2000 system. Under the terms of said purchase order, upon the occurrence of such failure, the prime contractor, Systems Integration Corporation, had the right to terminate the purchase order at such time. In April, 2006, Systems Integration Corporation informed the Company that it was exercising such termination right.

7. Creditors Threaten to File Involuntary Petition for Bankruptcy. On May 9, 2006, the Company’s Board of Directors (the “Board”) held a Special Meeting and at such meeting the Board unanimously adopted a resolution instructing Jack Harper, the President of BSI, to inform Cornell that the Company has no option but to immediately enter into bankruptcy proceedings if one of the following two actions does not occur by 5:00 pm Mountain Time on May 12, 2006: (i) Cornell agreeing to immediately invest at least $750,000 (net) of new capital into BSI on terms acceptable to the Company, or (ii) Cornell agreeing to immediately invest at least $250,000 (net) of new capital into the Company on terms acceptable to BSI and Cornell also agreeing to not exercise any rights it may have under existing agreements with the Company that would prevent BSI from raising capital from sources other than Cornell.

As of the date hereof, the Company is attempting to negotiate new financing with Cornell, but can offer no assurance that such financing will actually occur, or if it does occur, will be adequate for BSI to continue operations.

8. Threatened or Pending Collection Actions and/or Lawsuits. Over the past several weeks, the Company has been threatened with, or been subject to, various collection actions and/or the filing of lawsuits from the following 12 persons/entities (some of whom are former employees that claim to be owed past wages and/or commission) resulting from the failure by BSI to pay the amounts indicated below to such persons/entities:

AppleOne	$9,000
CyberCountry	$35,000
DeJong Associates	$12,000
Jeff Rooks (former employee)	$25,000
Carl Sharp (former employee)	$5,000
Propp Realty (Rent)	$30,000
New Sytron Corp (payments under Note re Maxx	$12,000
Orbit Design	$6,000
Fed Ex	$4,000
Robby Lapp Inc.	$2,000
Harold Williams Inc/Atlanta	$12,000
Tibbs Construction/Atlanta	$6,000
$158,000.00

BSI has been informed by counsel representing certain of the above persons/entities that they have filed suit against BSI as of the date hereof, but the Company has no details of such actions.

In addition, on or about May 10, 2006, the Company was contacted by an attorney representing a former employee of BSI and the Company was informed that the former employee intends to file suit against BSI for $35,000, which he claims is owed to him for back wages and commissions.

As of the date hereof, the Company has insufficient funds to pay any of the above amounts. If BSI does not pay such amounts in a timely manner, the Company anticipates that some or all of the persons/entities listed above will file suit against BSI.

9. Failure to File Required Reports with the SEC. As of the date hereof, the Company has failed to amend its Form 10-KSB for the period ended December 31, 2004, and Forms 10-QSBs for the periods ended March 31, 2005, June 30, 2005 and September 30, 2005 to properly account for embedded derivatives in certain financial instruments issued to Cornell. In March 2006, the Company informed the SEC that it intended to amend said filings in a timely manner and in no event later than April 15, 2006. While the SEC has not taken action against the Company as of the date hereof for such failure to file said amendments, BSI anticipates that the SEC may take such action in the near future if such amendments are not timely filed. Further, the Company’s Form 10-QSB for the period ended March 31, 2006 was to be filed by 5:30 pm Eastern Time on May 15, 2006. While the Company timely filed a Form 12b-25 extension for said filing, BSI did not have sufficient funds on hand to prepare and file said Report by the extension deadline on May 22, 2006. Failure to file said Report may result in action being taken by the SEC and/or the NASD, including the placing of an “E” on the Company’s trading symbol.

10. Threatened Eviction. As a result of the Company’s failure to pay Propp Realty (“Propp”) $30,000 of rent which is past due as of the date hereof, BSI was informed on May 10, 2006, that Propp intends to commence eviction actions against the Company to remove BSI from its headquarters at 12600 West Colfax Avenue, Suite B-410, in Lakewood, Colorado. As BSI has insufficient cash on hand to pay such past due amounts, the Company anticipates that it will be evicted from its offices should it be unable to pay such past due amounts in a timely manner.

Item 9.01. Financial Statements and Exhibits.

(a)  Not applicable

(b)  Not applicable

(c)  Exhibit No. Description

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2006	BSI2000, INC.

By: /s/ Jack Harper
Name: Jack Harper
Title: President